Exhibit 10.1

SWS GROUP, INC. 2003 RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT

FOR EMPLOYEES

Grantee:

Address:

Number of Awarded Shares:

Date of Grant:

Vesting of Awarded Shares:	Vesting Date	No. Shares	Vested %
100%

SWS Group, Inc., a Delaware corporation (the “Company”), hereby grants to the individual whose name appears above (“Grantee”), pursuant to the provisions of the SWS Group, Inc. 2003 Restricted Stock Plan, as amended from time to time in accordance with its terms (the “Plan”), a restricted stock award (this “Award”) of shares (the “Awarded Shares”) of its common stock, par value $0.10 per share (the “Common Stock”), effective as of the date of grant as set forth above (the “Grant Date”), upon and subject to the terms and conditions set forth in this Restricted Stock Agreement (this “Agreement”) and in the Plan, which are incorporated herein by reference. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have the meanings assigned to them in the Plan.

1.     EFFECT OF THE PLAN. The Awarded Shares granted to Grantee are subject to all of the provisions of the Plan and of this Agreement, together with all rules and determinations from time to time issued by the Committee and by the Board pursuant to the Plan. The Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Grantee, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Grantee hereunder, and this Award shall be subject, without further action by the Company or Grantee, to such amendment, modification, restatement or supplement unless provided otherwise therein.

2.     GRANT. This Award shall evidence Grantee’s ownership of the Awarded Shares. Grantee agrees that the Awarded Shares shall be subject to all of the terms and conditions set forth in this Agreement and the Plan, including, but not limited to, the forfeiture conditions set forth in Section 4 of this Agreement, the restrictions on transfer set forth in Section 5 of this Agreement and the satisfaction of the Required Withholding as set forth in Section 9(a) of this Agreement. Grantee acknowledges that he or she will not receive a stock certificate representing the Awarded Shares unless and until the Awarded Shares vest as provided in this Award and all tax withholding obligations applicable to the Vested Awarded Shares (as defined below) have

SWS GROUP, INC. 2003 RESTRICTED STOCK

PLAN AGREEMENT (EMPLOYEE)

been satisfied. The Awarded Shares will be held in custody for Grantee, by the Company or in a book entry account with the Company’s transfer agent, until the Awarded Shares have vested in accordance with Section 3 of this Award. Upon vesting of the Awarded Shares, the Company shall, unless otherwise paid by Grantee as described in Section 9(a) of this Award, withhold that number of Vested Awarded Shares necessary to satisfy any applicable tax withholding obligation of Grantee in accordance with the provisions of Section 9(a) of this Award, and thereafter shall deliver or shall instruct its transfer agent to deliver to Grantee all remaining Vested Awarded Shares.

3.     VESTING SCHEDULE; SERVICE REQUIREMENT.

(a)     Except as provided otherwise in Sections 3(b)-(e) below, the Awarded Shares shall vest on the Vesting Date set forth above, if Grantee does not experience a Termination of Service during the period commencing with the Grant Date and ending on the Vesting Date. Awarded Shares that have vested pursuant to this Agreement are referred to herein as “Vested Awarded Shares” and Awarded Shares that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Awarded Shares.”

(b)    In the event of Grantee’s (i) involuntary Termination of Service by the Company without Cause (defined below); (ii) death; or (iii) Termination of Service as a result of Disability, (any such events, a “Vested Termination”), Grantee shall be vested in the Awarded Shares as follows:

Time of Vested Termination	Vested %

On or after the 1st but prior to the 2nd anniversary of the Grant Date	25%

On or after the 2nd but prior to the 3rd anniversary of the Grant Date	50%

On or after the 3rd anniversary of the Grant Date but prior to the Vesting Date	75%

(c)    In the event of Grantee’s Termination of Service as a result of retirement, as determined by the Committee in its sole discretion, Grantee shall be vested in the Awarded Shares in such percentage, if any, as determined by the Committee in its sole discretion.

(d)    In the event of a Change in Control, all Awarded Shares shall automatically be 100% vested in accordance with Section 10.4 of the Plan.

(e)    The Committee may, in its sole discretion, at any time, vest any or all of the Awarded Shares, in accordance with the applicable provisions of Section 6.10 of the Plan.

(f)    “Cause” means any of the following: (i) Grantee’s commission of a dishonest or fraudulent act in connection with his employment, or the misappropriation or embezzlement of money or other property of the Company or any customer of the Company; (ii) Grantee’s conviction of, or plea of nolo contendere to, a felony or any misdeameanor involving material dishonesty or moral turpitude; (iii) habitual drunkenness or any substance abuse by Grantee that materially and adversely affects the performance by Grantee of Grantee’s job duties, or

SWS GROUP, INC. 2003 RESTRICTED STOCK

PLAN AGREEMENT (EMPLOYEE)

Grantee’s use of illegal drugs; (iv) violation of the Company’s policies, or failure to perform his duties as determined in the Company’s sole discretion, provided the Company gives Grantee written notice and thirty (30) days to correct his performance to the Company’s satisfaction, but only in the event Grantee’s conduct may be cured; (v) any other conduct in the performance by Grantee of services for the Company which Grantee knows or should know (due to prior warning by the Company, custom within the industry, or the flagrant nature of the conduct) could reasonably be expected to subject the Company to any material liabilities for violating applicable law; or (vi) Grantee willfully engages in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. No act, nor failure to act, on Grantee’s part, shall be considered “willful” unless he has acted or failed to act with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company.

4.    CONDITIONS OF FORFEITURE. Awarded Shares that are not otherwise vested in accordance with Section 3 of this Agreement shall be forfeited on the date of Grantee’s Termination of Service (the “Termination Date”), without further action of any kind by the Company or Grantee, provided such Termination Date is prior to the Vesting Date. Unvested Awarded Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Grantee, and the Company shall have the full right to cancel any evidence of Grantee’s ownership of such forfeited Unvested Awarded Shares and to take any other action necessary to demonstrate that Grantee no longer owns such forfeited Unvested Awarded Shares automatically upon such forfeiture. Following such forfeiture, Grantee shall have no further rights with respect to such forfeited Unvested Awarded Shares. Grantee, by his acceptance of the Award granted pursuant to this Agreement, irrevocably grants to the Company a power of attorney to transfer Unvested Awarded Shares that are forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer. The provisions of this Agreement regarding transfers of Unvested Awarded Shares that are forfeited shall be specifically performable by the Company in a court of equity or law.

5.    NON-TRANSFERABILITY. Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise encumber or dispose of any of the Unvested Awarded Shares, or any right or interest therein, by operation of law or otherwise, except only with respect to a transfer of title effected pursuant to Grantee’s will or the laws of descent and distribution following Grantee’s death. References to Grantee, to the extent relevant in the context, shall include references to authorized transferees. Any transfer in violation of this Section 5 shall be void and of no force or effect, and shall result in the immediate forfeiture of all Unvested Awarded Shares.

6.    DIVIDEND AND VOTING RIGHTS. Subject to the restrictions contained in this Agreement, Grantee shall have the rights of a stockholder with respect to the Awarded Shares, including the right to vote all such Awarded Shares, including Unvested Awarded Shares, and to receive all dividends, cash or stock, paid or delivered thereon, from and after the date hereof. In the event of forfeiture of Unvested Awarded Shares, Grantee shall have no further rights with respect to such Unvested Awarded Shares. However, the forfeiture of the Unvested Awarded Shares pursuant to Section 4 hereof shall not create any obligation to repay cash dividends received as to such Unvested Awarded Shares, nor shall such forfeiture invalidate any votes given by Grantee with respect to such Unvested Awarded Shares prior to forfeiture.

SWS GROUP, INC. 2003 RESTRICTED STOCK

PLAN AGREEMENT (EMPLOYEE)

7.    CAPITAL ADJUSTMENTS AND CORPORATE EVENTS. If, from time to time during the term of this Agreement, there is any capital adjustment affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Unvested Shares shall be adjusted in accordance with the provisions of Article 9 of the Plan. Any and all new, substituted or additional securities to which Grantee may be entitled by reason of Grantee’s ownership of the Unvested Awarded Shares hereunder because of a capital adjustment shall be immediately subject to the forfeiture provisions of this Agreement and included thereafter as “Unvested Awarded Shares” for purposes of this Agreement.

8.    REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any Unvested Awarded Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan, or (b) to treat as owner of such Unvested Awarded Shares, or accord the right to vote or pay or deliver dividends or other distributions to, any purchaser or other transferee to whom or which such Unvested Awarded Shares shall have been so transferred.

9.    TAX MATTERS.

(a) The Company’s obligation to deliver Awarded Shares to Grantee upon the vesting of such shares shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”). If the Company has not received from Grantee a certified check or money order for the full amount of the Required Withholding by 5:00 P.M. Central Standard Time on the date Awarded Shares become Vested Awarded Shares, the Company shall withhold from the Vested Awarded Shares that otherwise would have been delivered to Grantee a number of Vested Awarded Shares necessary to satisfy Grantee’s Required Withholding, and deliver the remaining Vested Awarded Shares to Grantee. The amount of the Required Withholding and the number of Vested Awarded Shares to be withheld by the Company, if applicable, to satisfy Grantee’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the value of the Vested Awarded Shares as of 12:01 A.M. Central Standard Time on the applicable Vesting Date. The obligations of the Company under this Award will be conditioned on such satisfaction of the Required Withholding.

(b) Grantee acknowledges that the tax consequences associated with the award are complex and that the Company has urged Grantee to review with Grantee’s own tax advisors the federal, state, and local tax consequences of this Award. Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Grantee understands that Grantee (and not the Company) shall be responsible for Grantee’s own tax liability that may arise as a result of the Award. Grantee understands further that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the fair market value of the Awarded Shares as of the Vesting Date. Grantee also understands that Grantee may elect to be taxed at Grant Date rather than at the time the Awarded Shares vest by filing an election under Section 83(b) of the Code with the Internal Revenue Service and by providing a copy of the election to the Company. GRANTEE ACKNOWLEDGES THAT HE OR SHE HAS BEEN INFORMED OF THE AVAILABILITY OF MAKING AN ELECTION IN ACCORDANCE WITH SECTION 83(b) OF THE CODE; THAT SUCH ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (AND A COPY OF THE ELECTION GIVEN TO THE COMPANY) WITHIN 30 DAYS OF THE GRANT OF AWARDED SHARES TO GRANTEE; AND THAT GRANTEE IS SOLELY RESPONSIBLE FOR MAKING SUCH ELECTION.

SWS GROUP, INC. 2003 RESTRICTED STOCK

PLAN AGREEMENT (EMPLOYEE)

10.    ENTIRE AGREEMENT; GOVERNING LAW. The Plan and this Agreement constitute the entire agreement of the Company and Grantee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof. If there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. Should any provision of the Plan or this Agreement relating to the Shares be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.    INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of the Restricted Stock Award or this Agreement for construction or interpretation.

12.     DISPUTE RESOLUTION. The provisions of this Section 12 shall be the exclusive means of resolving disputes of the Parties (including any other persons claiming any rights or having any obligations through the Company or Grantee) arising out of or relating to the Plan and this Agreement. The Parties shall attempt in good faith to resolve any disputes arising out of or relating to the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation within ninety (90) days of the written notification of the dispute, then, to the extent applicable, resolution of the dispute, shall be determined by arbitration. Any arbitration under this Agreement shall be conducted pursuant to the federal arbitration act before the National Association of Securities Dealers, Inc. or the Municipal Securities Rulemaking Board and in accordance with the rules then prevailing at the selected organization. The Grantee may elect in the first instance whether arbitration shall be by the National Association of Securities Dealers, Inc. or the Municipal Securities Rulemaking Board, but if the Grantee fails to make such election, by registered letter or telegram addressed to the Company at the Company’s main office, before the expiration of ten days after receipt of a written request from the Company to make such election, then the Company may make such election. The award of the arbitrators, or of the majority of them, shall be final, and judgment upon the award rendered may be entered in any court, state or federal, having jurisdiction. Further, no person shall bring a putative or certified class action to arbitration, nor seek to

SWS GROUP, INC. 2003 RESTRICTED STOCK

PLAN AGREEMENT (EMPLOYEE)

enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein. Arbitration shall be final and binding on the Parties. The Parties are waiving their right to seek remedies in court, including the right to jury trial. Pre-arbitration discovery is generally more limited than and different from court proceedings. The arbitrators’ award is not required to include factual findings or legal reasoning and a Party’s right to appeal or seek modification of rulings by the arbitrators is strictly limited. The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry. If such arbitration provision is found inapplicable, then either Party may file suit and each Party agrees that any suit, action, or proceeding arising out of or relating to the Plan or this Agreement shall be brought in the United States District Court for the Northern District of Texas (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Texas state court in Dallas County, Texas) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection a Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

13.    NATURE OF PAYMENTS. Any and all grants or deliveries of Awarded Shares hereunder shall constitute special incentive payments to Grantee and shall not be taken into account in computing the amount of salary or compensation of Grantee for the purpose of determining any retirement, death or other benefits under (a) any retirement, bonus, life insurance or other employee benefit plan of the Company, or (b) any agreement between the Company and Grantee, except as such plan or agreement shall otherwise expressly provide.

14.    NON-SOLICITATION. In consideration for the grant of this Award, Grantee hereby agrees that during Grantee’s employment and for one year thereafter, Grantee shall not solicit any person who is an Employee of the Company or any Subsidiary for the purpose or with the intent of enticing such Employee away from or out of the employ of the Company or any Subsidiary. If Grantee solicits any person who is an Employee of the Company or any Subsidiary for the purpose of enticing such Employee away from or out of the employ of the Company or any Subsidiary, Grantee hereby agrees to pay the Company or the affected Subsidiary $50,000 for each such Employee that leaves the employ of the Company or a Subsidiary for employment with the Grantee or the Grantee’s employer as a result of such solicitation.

15.    PAYMENT OF PAR VALUE. In connection with the issuance of the Awarded Shares pursuant to this Agreement, the Board has determined that the Company has received consideration of not less than the aggregate par value of the Awarded Shares in the form of past services rendered by Grantee to the Company and/or one or more Subsidiaries. Notwithstanding the foregoing, if Grantee is a newly hired Employee and the Award is made in connection with

SWS GROUP, INC. 2003 RESTRICTED STOCK

PLAN AGREEMENT (EMPLOYEE)

Grantee’s commencement of employment, the requirement that the Company receive adequate consideration of not less than the aggregate par value of the Awarded Shares shall be waived and the Awarded Shares issued pursuant to this Agreement shall be made solely from shares of Common Stock held by the Company in its treasury.

16.    AMENDMENT; WAIVER. This Agreement may be amended or modified only by means of a written document or documents signed by the Company and Grantee. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board or by the Committee. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

17.    NOTICE. Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, addressed to the other Party at its address as shown beneath its signature in this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 17.

SWS GROUP, INC.

By:

Title:

Address:

SWS GROUP, INC. 2003 RESTRICTED STOCK

PLAN AGREEMENT (EMPLOYEE)

GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THIS RESTRICTED STOCK AWARD SHALL VEST AND THE FORFEITURE RESTRICTIONS SHALL LAPSE, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S EMPLOYMENT OR AS OTHERWISE PROVIDED IN THIS AGREEMENT (NOT THROUGH THE ACT OF BEING GRANTED THE RESTRICTED STOCK AWARD). GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S EMPLOYMENT. Grantee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock Award subject to all of the terms and provisions hereof and thereof. Grantee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. Grantee hereby agrees that all disputes arising out of or relating to this Agreement and the Plan shall be resolved in accordance with Section 12 of this Agreement. Grantee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

DATED:	SIGNED:
GRANTEE

Address:

SWS GROUP, INC. 2003 RESTRICTED STOCK

PLAN AGREEMENT (EMPLOYEE)